                                EMC CORPORATION
                               35 PARKWOOD DRIVE
                      HOPKINTON, MASSACHUSETTS 01748-9103

                                                                January 25, 2001

Dear EMC Stockholder:

     I am pleased to report that EMC Corporation's previously announced distribution of shares of Class A common stock of McDATA Corporation will occur on February 7, 2001. To effect the distribution, EMC is distributing all of its shares of the Class A common stock of McDATA to EMC stockholders on a pro rata basis. McDATA has filed an application to list the Class A common stock on The Nasdaq National Market under the symbol "MCDTA". McDATA's Class B common stock currently trades on The Nasdaq National Market under the symbol "MCDT."

     The enclosed information statement describes the distribution of shares of McDATA's Class A common stock and contains important information about McDATA, including:

        - the U.S. federal income tax treatment as a result of your receipt of shares of McDATA Corporation Class A common stock;

        - how we will determine the number of shares you will receive;

        - how fractional shares will be treated;

        - a brief description of the background and business of McDATA Corporation; and

        - how you can obtain additional information about these matters.

     We believe that the distribution of shares of Class A common stock of McDATA will benefit EMC, McDATA and you, our stockholders. Thank you for your investment in EMC.

                                          Sincerely,

                                          /s/ Michael C. Ruettgers
                                          MICHAEL C. RUETTGERS
                                          Executive Chairman of the Board of
                                          Directors

                             INFORMATION STATEMENT

                                DISTRIBUTION OF
                              81,000,000 SHARES OF
                              CLASS A COMMON STOCK
                                       OF
                               MCDATA CORPORATION
                                       BY
                                EMC CORPORATION
                        TO EMC CORPORATION STOCKHOLDERS

     We are sending you this Information Statement because we are distributing an aggregate of 81,000,000 shares of McDATA Corporation Class A common stock held by us to the holders of our common stock on a pro rata basis. We are effecting this distribution by distributing approximately .0368069 of a share of McDATA Class A common stock as a dividend on each outstanding share of EMC Corporation common stock. The dividend will be payable on February 7, 2001 to holders of shares of EMC common stock that are issued and outstanding as of January 24, 2001, except that certain persons who acquire shares of EMC common stock subsequent to January 24, 2001, as described in this Information Statement, may also be entitled to receive the dividend. Following the distribution, all of the outstanding shares of McDATA Class A common stock will be held by the stockholders of EMC.

     McDATA is a leading provider of high availability storage director switching devices that enable business enterprises to connect and centrally manage large numbers of storage and networking devices. McDATA designs, develops, manufactures and sells switching devices that enable enterprise-wide high performance storage area networks. In April 2000, the EMC board of directors determined that it would be in the best interests of EMC and our stockholders to separate McDATA from EMC. In August 2000, McDATA completed an initial public offering of 14,375,000 shares of its Class B common stock. Following the distribution of all of the McDATA Class A common stock, EMC will no longer own any shares of McDATA, and McDATA will be a separate, independent, publicly-traded company. McDATA has filed an application to list the Class A common stock on The Nasdaq National Market under the symbol "MCDTA." McDATA Class B common stock currently trades on The Nasdaq National Market under the symbol "MCDT."

     No vote of EMC stockholders is required in connection with the distribution of the shares of McDATA Class A common stock. Therefore, you are not required to take any action. EMC stockholders will not be required to pay for the shares of McDATA Class A common stock received by them in the distribution, or to surrender or exchange shares of EMC common stock in order to receive McDATA Class A common stock in the distribution, or to take any other action in connection with the distribution. We are sending you this Information Statement, which contains additional information about the terms of the distribution, certain tax consequences of the distribution, McDATA and McDATA common stock, for your information only. If you would like more information, you may refer to the EMC Corporation website at http://www.emc.com/ir. EMC, however, does not intend for its website to be considered part of this Information Statement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE MCDATA CORPORATION CLASS A COMMON STOCK TO BE ISSUED TO YOU PURSUANT TO THIS DISTRIBUTION OR DETERMINED IF THIS INFORMATION STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DATE OF THIS INFORMATION STATEMENT IS JANUARY 25, 2001.

        THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL
             OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

                               TABLE OF CONTENTS

                            ITEM                              PAGE
                            ----                              ----
INFORMATION ABOUT THE DISTRIBUTION OF SHARES OF MCDATA
  CORPORATION
     The Distribution.......................................    3
     The Number of Shares You Will Receive..................    3
     Trading Between the Record Date and the Distribution
      Date..................................................    3
     When and How You Will Receive the Shares...............    4
     U.S. Federal Income Tax Consequences...................    4
INFORMATION ABOUT MCDATA
     McDATA's Business......................................    7
     Background of the Separation of McDATA from EMC
        Corporation.........................................    8
INFORMATION ABOUT MCDATA COMMON STOCK
     McDATA Common Stock....................................    8
     Market for McDATA Common Stock.........................    9
     McDATA Transfer Agent..................................    9
WHERE YOU CAN FIND ADDITIONAL INFORMATION...................    9

                INFORMATION ABOUT THE DISTRIBUTION OF SHARES OF
                               MCDATA CORPORATION

THE DISTRIBUTION

     On December 28, 2000, the board of directors of EMC Corporation approved the distribution of the shares of Class A common stock of McDATA Corporation held by EMC to the holders of EMC common stock. To effect this distribution, the EMC board of directors declared a dividend on EMC common stock consisting of 81,000,000 shares of McDATA Class A common stock owned by EMC. These shares represent all of the shares of McDATA Corporation capital stock beneficially owned by EMC. The dividend will be distributed after the close of the market on February 7, 2001, in the amount of approximately .0368069 of a share of McDATA Class A common stock for each share of EMC common stock outstanding on the record date as described below.

     You will not be required to pay any cash or other consideration for the shares of McDATA Class A common stock distributed to you or to surrender or exchange your shares of EMC common stock to receive the dividend of McDATA Class A common stock. The McDATA Class A common stock that you will receive has the same relative rights as the McDATA Class B common stock currently outstanding, except that each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to one-tenth of one vote per share.

THE NUMBER OF SHARES YOU WILL RECEIVE

     For each share of EMC common stock that you own at 5:00 p.m., eastern time, on January 24, 2001, the record date for the distribution, you will be entitled to receive that number of shares of McDATA Class A common stock equal to the quotient obtained by dividing (a) 81,000,000, the total number of shares of McDATA Class A common stock to be distributed, by (b) the approximate number of shares of EMC common stock outstanding at 5:00 p.m., eastern time, on the record date. Thus, the following equation determines the number of shares of McDATA Class A common stock you will receive for each share of EMC common stock you hold:

Total number of shares of McDATA
Class A common stock to be distributed  =  81,000,000 / 2,200,674,237 = .0368069
Total number of shares of EMC common
stock outstanding as of 5:00 p.m.,
  eastern
time, on January 24, 2001, the record
  date

     Based on the approximate number of shares of EMC common stock outstanding as of January 24, 2001, you will be entitled to receive approximately .0368069 of a share of McDATA Class A common stock for each share of EMC common stock you owned at 5:00 p.m., eastern time, on the record date.

TRADING BETWEEN THE RECORD DATE AND THE DISTRIBUTION DATE

     Between the record date and the close of the market on February 7, 2001, the distribution date, there will be two markets in EMC common stock, a "regular way" market and an "ex-dividend" market. Shares that trade on the regular way market will trade with an entitlement to shares of McDATA Class A common stock that are distributed. Shares that trade on the ex-dividend market will trade without an entitlement to shares of McDATA Class A common stock that are distributed. Therefore, if you owned shares of EMC common stock at 5:00 p.m., eastern time, on the record date, and sell those shares on the regular way market prior to the close of the market on February 7, 2001, the distribution date, you will also be trading the shares of McDATA Class A common stock that would have been distributed to you pursuant to the distribution. If you sell those shares of EMC common stock on the ex-dividend market prior to the distribution date, you will still receive the shares of McDATA Class A common stock that were to be distributed to you pursuant to your ownership of the shares of EMC common stock.

     There is not currently a public market for the McDATA Class A common stock. McDATA's Class B common stock currently trades on The Nasdaq National Market under the symbol "MCDT." McDATA has filed an application to list the McDATA Class A common stock on The Nasdaq National Market under the symbol "MCDTA."

WHEN AND HOW YOU WILL RECEIVE THE SHARES

     We will distribute the dividend after the close of the market on February 7, 2001 by releasing to The Bank of New York, N.A., the distribution agent, the shares of McDATA Class A common stock to be distributed. The Bank of New York, N.A. will also serve as transfer agent and registrar for the McDATA Class A common stock. Initially you will have your ownership of McDATA Class A common stock registered only in book-entry form. Book-entry registration refers to a method of recording stock ownership in which no share certificates are issued to stockholders.

     As of 5:00 p.m., eastern time, on February 7, 2001, the distribution date, each EMC stockholder who held their shares of EMC common stock at 5:00 p.m., eastern time, on January 24, 2001, the record date, will be credited through book-entry in the records of McDATA with the number of whole shares of McDATA Class A common stock to which that EMC stockholder is entitled in the distribution. Commencing on or shortly after the distribution date, the distribution agent will mail to you an account statement indicating the number of shares of McDATA Class A common stock that have been registered in book-entry form either in your name, if you physically hold EMC stock certificates and are the registered holder of the EMC shares represented by those certificates, or in the "street name" of your brokerage firm, if your brokerage firm is the registered holder of your EMC common stock. Most EMC stockholders have their EMC stock certificates held on account by a stock brokerage firm. In such cases, the brokerage firm is the registered holder or "street name," and the McDATA Class A common stock being distributed will be registered in the name of the brokerage firm in book-entry form. Your broker will then electronically credit your account for the shares of McDATA Class A common stock that you receive in the distribution and that are registered in the name of the brokerage firm in book-entry form.

     Following the distribution date, you may obtain at any time without charge a certificate representing the shares of McDATA Class A common stock registered in your name in book-entry form by contacting The Bank of New York, N.A., the transfer agent and registrar for the McDATA Class A common stock, at the address and telephone number set forth on page 9 of this Information Statement. If you have any questions concerning the mechanics of having shares of McDATA Class A common stock registered in book-entry form or how to obtain a certificate representing the shares of McDATA Class A common stock registered in your name in book-entry form, we encourage you to contact The Bank of New York, N.A. by telephone at (800) 432-0140.

     The distribution agent will not deliver any fractional shares of McDATA Class A common stock in connection with the distribution. Instead, the distribution agent will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in an amount equal to their pro rata share of the total net proceeds of that sale. We estimate that it should generally take about two weeks from the distribution date for the distribution agent to complete these mailings.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     TAX-FREE STATUS OF THE DISTRIBUTION. We have received a private letter ruling from the Internal Revenue Service stating that our distribution of McDATA Class A common stock to our common stockholders will be tax-free to us and to the holders of our common stock for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes:

        - EMC common stockholders will not recognize a gain or loss by reason of the receipt of whole shares of McDATA Class A common stock as a result of the distribution; and

        - EMC will not recognize a gain or loss by reason of the distribution.

     Although private letter rulings are generally binding on the IRS, we will not be able to rely on this ruling if any of the factual representations or assumptions that we made to obtain this ruling are, or become, incorrect or untrue in any material respect. We are not aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any material respect. Nevertheless, if the IRS subsequently held our distribution to be taxable, the statements above would not apply and both we and our stockholders could be subject to U.S. federal income tax.

     SUBSEQUENT SALE OF STOCK. If you sell your shares of McDATA Class A common stock or EMC common stock after the distribution, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

     ALLOCATION OF TAX BASIS. The tax basis in your shares of EMC common stock immediately prior to the distribution will be allocated between your McDATA Class A common stock and EMC common stock in proportion to their relative fair market values on February 7, 2001, the distribution date. Following the distribution, your aggregate tax basis in your shares of EMC common stock and McDATA Class A common stock, including any fractional shares sold for cash as described above, will be the same as your tax basis in your shares of EMC common stock immediately prior to the distribution.

     To determine your tax basis in your shares of EMC common stock, you must first determine (1) the date on which you acquired your EMC common stock, and
(2) the cost of your shares on that date. Because EMC has declared stock splits in the past, your tax basis in any shares of EMC common stock acquired prior to a stock split must be divided between the shares you held prior to the stock split and the shares you received pursuant to the stock split. If you acquired your shares of EMC common stock on more than one occasion, you will need to allocate your tax basis separately for each group of shares of EMC common stock you hold.

     HOLDING PERIOD. The holding period for capital gains purposes of the shares of McDATA Class A common stock that you receive as a result of the distribution will include, and be the same as, the holding period for your shares of EMC common stock with respect to which you received your distribution of McDATA Class A common stock, provided that your shares of EMC common stock are held as a capital asset on the distribution date.

     TREATMENT OF FRACTIONAL SHARES. If you receive cash in lieu of a fractional share of McDATA Class A common stock as part of the distribution, such cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the EMC common stock with respect to which you received your distribution of McDATA Class A common stock.

     EXAMPLES. To aid you in calculating the allocation of your tax basis, we have provided examples below, based on the fictitious Companies P and S. In the following examples, "Company P" is the name of the parent company distributing shares of its subsidiary, "Company S." Pursuant to Company P's distribution of the stock it holds of Company S, each holder of Company P common stock is entitled to receive .25 of a share of Company S common stock for every share of Company P common stock held by such holder.

        1. On April 20, 2000, Stockholder purchased 100 shares of Company P common stock at $60 per share for a total of $6,000. Stockholder's tax basis in her shares of Company P common stock is $6,000. After the distribution, Stockholder receives 25 shares of Company S common stock. On June 1, 2001, Stockholder sold her shares of Company P common stock for $75 per share and Company S common stock for $50 per share. Stockholder's proceeds from the sales totaled $8,750. Stockholder's aggregate tax basis in the shares of Company P common stock and Company S common stock was $6,000. Therefore, Stockholder will be subject to long-term capital gains tax on $2,750.

        2. On April 20, 2000, Stockholder purchased 50 shares of Company P common stock at $60 per share for a total of $3,000. Upon the distribution, Stockholder was entitled to 12.5 shares of

           Company S common stock. Stockholder received 12 shares of Company S common stock and $20 in cash, one-half of the value of one share of Company S common stock. On the distribution date, the fair market value of Company P common stock was $70 per share and the fair market value of Company S common stock was $40 per share. Stockholder's aggregate tax basis in the shares of Company P common stock and Company S common stock (including the fractional share) is $3,000. Because each holder of Company P common stock was entitled to receive .25 of a share of Company S common stock in the distribution for each share of Company P common stock held by such holder, the relative fair market value of Company S common stock to Company P common stock on the distribution date was $10 ($40 per share multiplied by .25). Based on these relative fair market values, 12.5% ($10 relative fair market value of Company S common stock divided by $80, the sum of the relative fair market values of Company P common stock and Company S common stock) of Stockholder's aggregate tax basis in her Company P common stock must be allocated to her Company S common stock. Accordingly, Stockholder's aggregate tax basis in her Company P common stock would be reduced to $2,625 (87.5% of $3,000), or $52.50 per share ($2,625 divided by 50 shares), and Stockholder's aggregate tax basis in her Company S common stock (including the fractional share) would be $375 (12.5% of $3,000), or $30 per share ($375 divided by 12.5 shares).

           Because the receipt of cash in lieu of fractional shares results in the recognition of gain or loss for U.S. Federal income tax purposes, measured by the difference between the cash received for such fractional shares and the tax basis in such fractional shares, Stockholder will be subject to long-term capital gains tax on $5 ($20 cash received in lieu of one-half of one share of Company S common stock minus $15 tax basis allocated to such fractional share).

     STATE, LOCAL AND FOREIGN TAX CONSEQUENCES. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of McDATA Class A common stock and any payment for fractional shares.

     TAX RETURN STATEMENT. U.S. Treasury regulations require you to attach a detailed statement setting forth certain information regarding the distribution to your U.S. federal income tax return for the year in which the distribution occurs. Within a reasonable time after completion of the distribution, we will provide you with the information necessary to comply with that requirement. You should retain this statement so that it can be completed and attached to your tax return.

     The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to EMC stockholders who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code. All stockholders should consult their own tax advisors as to the particular tax consequences to them of the distribution, including the state, local and (if applicable) foreign tax consequences.

                            INFORMATION ABOUT MCDATA

MCDATA'S BUSINESS

     EMC acquired McDATA in December 1995. In October 1997, EMC reorganized McDATA to separate its fibre channel switching devices business from EMC. As part of the reorganization, McDATA became a company focused on designing, developing, manufacturing and selling fibre channel switching devices that enable enterprise-wide, high performance storage area networks.

     McDATA is a leading provider of high availability storage director switching devices that enable business enterprises to connect and centrally manage large numbers of storage and networking devices. McDATA's products enable business enterprises to cost-effectively manage growth in storage capacity requirements, improve the networking performance of their servers and storage systems, and scale the size and scope of their storage area network or other information infrastructure while allowing them to operate data-intensive applications on the storage area network. McDATA sells its switching solutions through leading original equipment manufacturers, such as EMC, and resellers, such as IBM. McDATA also sells its products and services to distribution channel partners, including solutions providers and systems integrators, who combine McDATA's switching products with other system elements and services for enterprise data centers. In addition, McDATA provides manufacturing and distribution management services to EMC for proprietary mainframe protocol, or ESCON(TM), switching solutions manufactured for, and sold exclusively to, IBM.

     McDATA currently markets its products primarily through one key original equipment manufacturer, EMC, and one key reseller, IBM. In 1999 and 2000, EMC accounted for approximately 69% and 71%, respectively, and IBM accounted for approximately 11% and 14%, respectively, of McDATA's total revenue.

     McDATA's primary products include:

          - ED-5000 Enterprise Fibre Channel Director. The ED-5000 provides high performance switching for mass storage clusters and client-server environments.

          - ES-3016 Fibre Channel Switch. Targeted to the needs of the department environment, the ES-3016 provides a foundation from which business enterprises can build a department-sized storage area network or connect a growing department network into the enterprise-wide storage area network.

          - ES-1000 Fibre Channel Switch. The ES-1000 is an entry level fibre channel switching device that, when combined with the ED-5000 Director, enables an end-to-end switching solution for the consolidation of workgroup and department level storage and servers.

          - Software Products. McDATA's management software products, branded Enterprise Fabric Connectivity Manager, which are licensed separately from McDATA's other products, provide open-systems network management capabilities.

          - FabricReady Solutions. McDATA's FabricReady solutions are comprised of McDATA's director switch products and other storage area network networking devices and form comprehensive enterprise storage connectivity solutions. These FabricReady Solutions offer customers a predictable and reliable way to deploy storage area network solutions into their production environments.

          - FICON Bridge. McDATA designed and manufactures the FICON(TM) feature card within IBM's 9032 Model 5 Director that functions as a bridge between FICON and ESCON protocols. FICON is designed to provide fibre channel connectivity to mainframe storage devices.

     For the year ended December 31, 2000, McDATA derived a substantial majority of its product revenues from sales of its ED-5000 Enterprise Fibre Channel Director sold primarily to EMC and the FICON Bridge card sold exclusively to IBM.

     In May 2000, McDATA entered into a five-year agreement to sell its products to EMC under which McDATA will manufacture McDATA products for EMC's internal use or for delivery directly to EMC's end user customers. Under the terms of this agreement, McDATA is obligated to provide varying degrees of support for these products to EMC's end user customers. In May 2000, McDATA also entered into a Resale

Agreement with IBM that governs IBM's purchases of McDATA's products and appoints IBM as a non-exclusive authorized reselling agent of McDATA to resell McDATA products and services to IBM reseller and end-user customers.

     As of January 1, 2001, McDATA had approximately 606 full-time employees. Its principal facilities for administration, sales, marketing, customer support, manufacturing, research and development are located in two facilities in the greater Broomfield, Colorado area.

     McDATA maintains a website at www.mcdata.com. McDATA, however, does not intend for its website to be considered part of this Information Statement.

BACKGROUND OF THE SEPARATION OF MCDATA FROM EMC CORPORATION

     In connection with the October 1997 reorganization of McDATA, McDATA was re-incorporated in Delaware and became an indirect, majority-owned subsidiary of EMC through EMC's direct, wholly-owned subsidiary, McDATA Holdings Corporation. In connection with this reorganization, McDATA issued 81,000,000 shares of McDATA Class A common stock to McDATA Holdings Corporation. Since October 1, 1997, McDATA has operated substantially as a separate company from EMC and McDATA Holdings Corporation under the direction of McDATA's board of directors, a majority of whom are unaffiliated with EMC. Effective December 29, 2000, McDATA Holdings Corporation was merged into EMC and liquidated, and from that time EMC has directly held all of the issued and outstanding shares of Class A common stock of McDATA.

     In April 2000, EMC's board of directors and McDATA's board of directors approved the initial public offering of shares of McDATA Class B common stock. After the completion of McDATA's initial public offering in August 2000, EMC continued to own all of McDATA's Class A common stock, which represented approximately 74% of McDATA's common stock outstanding and approximately 97% of the combined voting power of McDATA's common stock outstanding.

     On December 28, 2000, EMC's board of directors approved the distribution of the 81,000,000 shares of McDATA Class A common stock owned by EMC to the holders of EMC common stock by means of a dividend as described in this Information Statement. After the distribution, EMC will not own any shares of McDATA common stock, and McDATA will be a separate, independent, publicly traded company. On January 12, 2001, EMC announced that it will distribute on February 7, 2001 all of the shares of McDATA Class A common stock it owns to the holders of EMC common stock as of January 24, 2001 on a pro rata basis, except that certain persons who acquire shares of EMC common stock subsequent to January 24, 2001, as described in this Information Statement, may also be entitled to receive the dividend.

                     INFORMATION ABOUT MCDATA COMMON STOCK

MCDATA COMMON STOCK

     Under McDATA's Amended and Restated Certificate of Incorporation, McDATA's authorized capital stock consists of 250,000,000 shares of Class A common stock, $0.01 par value per share, 200,000,000 shares of Class B common stock, par value $0.01 per share, and 25,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of January 1, 2001, there were 81,000,000 shares of Class A common stock outstanding, 28,907,689 shares of Class B common stock outstanding and no shares of preferred stock outstanding.

     Prior to the distribution, EMC will own all of the issued and outstanding shares of McDATA Class A common stock. Following the distribution, all of the issued and outstanding shares of McDATA Class A common stock will be held pro rata by the stockholders of EMC.

     The relative rights of the holders of McDATA Class A common stock and Class B common stock are identical in all respects except for voting rights. Holders of McDATA Class A common stock are entitled to one vote per share and holders of McDATA Class B common stock are entitled to one-tenth of a vote per share on all matters to be voted on by McDATA stockholders.

MARKET FOR MCDATA COMMON STOCK

     McDATA Class B common stock currently trades on The Nasdaq National Market under the symbol "MCDT." A public market was established for the McDATA Class B common stock as a result of McDATA's initial public offering in August 2000.

     There is currently no public market for the McDATA Class A common stock. McDATA has filed an application to list the Class A common stock on The Nasdaq National Market under the symbol "MCDTA."

     The following table sets forth, for the periods indicated, the high and low last sale prices of McDATA Class B common stock as reported on The Nasdaq National Market. We urge you to obtain current quotations for the McDATA Class B common stock. Since McDATA's initial public offering in August 2000, the market price of the McDATA Class B common stock has fluctuated widely. Consequently, both the historical and current market price of the McDATA Class B common stock may not be indicative of future market prices for the McDATA Class A common stock or Class B common stock.

                         2000                             HIGH        LOW
                         ----                             ----        ---
Third Quarter (August 9 to September 30)..............    141 3/8     68
Fourth Quarter (October 1 to December 31).............    132 1/2     39 3/8
                         2001
                         ----

First Quarter (January 1 to January 24)...............     76 1/4     42 1/4

MCDATA TRANSFER AGENT

     The transfer agent and registrar for the McDATA Class A common stock and Class B common stock is The Bank of New York, N.A. You may contact the transfer agent and registrar at the address and telephone number set forth below. All correspondence should be sent to the following address:

       The Bank of New York, N.A.
       Investor Relations 8W
       101 Barclay Street
       New York, New York 10286
            Telephone Number (800) 432-0140

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     McDATA and EMC are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, each company files registration statements, reports, proxy statements and other information with the SEC, including financial statements. McDATA has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about McDATA, we urge you to read McDATA's reports filed with the SEC.

     You may read and copy McDATA's and EMC's reports filed with the SEC at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. You may also inspect these reports at the SEC's website at http://www.sec.gov, or you may obtain copies of these materials at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.